BRAZE REPORTS FISCAL FIRST QUARTER 2026 RESULTS

Hires Seasoned Veteran SaaS Revenue Leader as Chief Revenue Officer

Completes acquisition of OfferFit, an AI decisioning company

NEW YORK -- (BUSINESSWIRE) -- June 5, 2025 -- Braze (Nasdaq: BRZE) the leading customer engagement platform that empowers brands to Be Absolutely EngagingTM, today announced results for its fiscal quarter ended April 30, 2025.

“We are off to a good start in fiscal year 2026, delivering strong revenue growth, profitability, and free cash flow in an ever-changing environment,” said Bill Magnuson, Cofounder and CEO of Braze. “I’m also excited to announce that Ed McDonnell will be joining Braze in July to lead all aspects of our global revenue operations. McDonnell has a strong track record of delivering results at high-growth public SaaS businesses, and we believe his extensive background in Software and Customer Engagement will further solidify Braze as the leading customer engagement platform and accelerate growth in the coming years.”

Fiscal First Quarter 2026 Financial Highlights

•Revenue was $162.1 million compared to $135.5 million in the first quarter of the fiscal year ended January 31, 2025, up 19.6% year-over year, driven primarily by new customers, upsells, and renewals.
•Subscription revenue in the quarter was $154.9 million compared to $130.1 million in the first quarter of the fiscal year ended January 31, 2025, and professional services and other revenue was $7.2 million compared to $5.4 million in the first quarter of the fiscal year ended January 31, 2025.
•Remaining performance obligations as of April 30, 2025 were $829.3 million, of which $522.2 million is current, which the company defines as less than one year.
•GAAP gross margin was 68.6% compared to 67.1% in the first quarter of the fiscal year ended January 31, 2025.
•Non-GAAP gross margin was 69.3% compared to 67.9% in the first quarter of the fiscal year ended January 31, 2025.
•Dollar-based net retention for all customers for the trailing 12 months ended April 30, 2025 and April 30, 2024 was 109% and 117%, respectively; dollar-based net retention for customers with annual recurring revenue (ARR) of $500,000 or more was 112% compared to 119% in the first quarter of the fiscal year ended January 31, 2025.
•Total customers increased to 2,342 as of April 30, 2025 from 2,102 as of April 30, 2024; 262 of the company’s customers had ARR of $500,000 or more as of April 30, 2025, compared to 212 customers as of April 30, 2024.
•GAAP operating loss was $40.2 million compared to an operating loss of $40.1 million in the first quarter of the fiscal year ended January 31, 2025. A primary contributor to the operating loss in the quarter included $30.4 million of stock-based compensation expense.
•Non-GAAP operating income was $2.8 million compared to a loss of $10.0 million in the first quarter of the fiscal year ended January 31, 2025.
•GAAP net loss per share attributable to Braze common stockholders, basic and diluted, of $0.34 based on 104.6 million weighted average shares outstanding in the first quarter of the fiscal year ended January 31, 2026, compared to GAAP net loss per share attributable to Braze common stockholders, basic and diluted, of $0.35, based on 100.8 million weighted average shares outstanding in the first quarter of the fiscal year ended January 31, 2025.

•Non-GAAP net income per share attributable to Braze common stockholders, diluted, was $0.07 based on 108.0 million weighted average shares outstanding in the first quarter of the fiscal year ended January 31, 2026, compared to non-GAAP net loss per share attributable to Braze common stockholders, basic and diluted, of $0.05 based on 100.8 million weighted average shares outstanding in the first quarter of the fiscal year ended January 31, 2025.
•Net cash provided by operating activities was $24.1 million compared to net cash provided by operating activities of $19.4 million in the first quarter of the fiscal year ended January 31, 2025.
•Free cash flow was $22.9 million compared to $11.4 million in the first quarter of the fiscal year ended January 31, 2025.
•Total cash and cash equivalents, restricted cash, and marketable securities was $539.8 million as of April 30, 2025 compared to $514.0 million as of January 31, 2025.

Recent Business Highlights

•Notable new business wins in the quarter included Beyond, Inc., Chamberlain Group, an intelligence access leader, Evite, Freshket, Fubo, LUSH Cosmetics, Njuškalo, and ThredUp.
•Closed the acquisition of AI Decisioning Engine OfferFit, which will allow brands to benefit from complementary products and frontier technologies that can transform customer relationships and deliver value to their businesses.
•Introduced two dynamic new messaging channels - RCS and Banners - and a new Canvas step to help marketers create more immersive and responsive customer journeys.
•Announced hiring of Ed McDonnell as Chief Revenue Officer, effective early July.
•Science Based Target Initiative officially approved Braze’s near-term emissions reduction targets, reinforcing its commitment to aligning with globally recognized standards for carbon emissions reductions and further advancing Braze’s sustainability program.

Financial Outlook

Braze is initiating guidance for the fiscal second quarter ending July 31, 2025, and updating guidance for the fiscal year ending January 31, 2026.

Metric (in millions, except per share amounts)	FY 2026 Q2 Guidance	FY 2026 Guidance
Revenue	$171.0 - 172.0	$702.0 - 706.0
Non-GAAP operating income	$0.5 - 1.5	$5.5 - 9.5
Non-GAAP net income	$2.5 - 3.5	$17.0 - 21.0
Non-GAAP net income per share, diluted	$0.02 - 0.03	$0.15 - 0.18
Weighted average common shares used in computing non-GAAP net income per share, diluted	~113.0	~115.0
Braze has not reconciled its guidance as to non-GAAP operating income (loss), non-GAAP net income or non-GAAP net income per share to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in Braze’s stock price. Accordingly, reconciliations are not available without unreasonable effort, although it is important to note that these factors could be material to Braze’s results calculated in accordance with GAAP.

Conference Call Information:

What: Braze Fiscal First Quarter 2026 Financial Results Conference Call
When: Thursday, June 5th at 4:30 pm EDT / 1:30 pm PDT
Webcast & Supplemental Data: investors.braze.com
Replay: A webcast replay will be available on Braze’s investor site at investors.braze.com.

Supplemental and Other Financial Information

Supplemental information, including an accompanying financial presentation and other information can be accessed through Braze’s investor website at investors.braze.com.

Non-GAAP Financial Measures

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, basic and diluted, and non-GAAP free cash flow. Braze defines non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP operating margin, and non-GAAP net income (loss) as the respective GAAP balances, adjusted for stock-based compensation expense, employer taxes related to stock-based compensation, charitable contribution expense, contingent consideration adjustments, acquisition related expense, and amortization of intangible assets. Braze defines non-GAAP free cash flow as net cash provided by (used in) operating activities, minus purchases of property and equipment and minus capitalized internal-use software costs. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Braze uses this non-GAAP financial information internally in analyzing its financial results and believes that this non-GAAP financial information, when taken collectively with GAAP financial measures, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles in the United States (GAAP), and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in Braze’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by Braze’s management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below in the financial statement tables included below in this press release for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.

Braze encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly and fiscal year financial results, including this press release, and not to rely on any single financial measure to evaluate Braze’s business.

Definition of Other Business Metrics

Customer: Braze defines a customer, as of period end, as the separate and distinct, ultimate parent-level entity that has an active subscription with Braze to use its products. A single organization could have multiple distinct contracting divisions or subsidiaries, all of which together would be considered a single customer.

Annual Recurring Revenue (ARR): Braze defines ARR as the annualized value of customer subscription contracts, including certain premium professional services that are subject to contractual subscription terms, as of the measurement date, assuming any contract that expires during the next 12 months is renewed on its existing terms (including contracts for which Braze is negotiating a renewal). Braze’s calculation of ARR is not adjusted for the impact of any known or projected future events (such as customer cancellations, expansion or contraction of existing customers relationships or price increases or decreases) that may cause any such contract not to be renewed on its existing terms. ARR may decline or fluctuate as a result of a number of factors, including customers’ satisfaction or dissatisfaction with Braze’s products and professional services, pricing, competitive offerings, economic conditions or overall changes in Braze’s customers’ spending levels. ARR should be viewed independently of revenue and does not represent Braze’s GAAP revenue on an annualized basis or a forecast of revenue, as it is an operating metric that can be impacted by contract start and end dates and renewal rates.

Dollar-Based Net Retention Rate: Braze calculates dollar-based net retention rate as of a period end by starting with the ARR from a cohort of customers as of 12 months prior to such period-end (the Prior Period ARR). Braze then calculates the ARR from the same cohort of customers as of the end of the current period (the Current Period ARR). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months, but excludes ARR from new customers in the current period. Braze then divides the total Current Period ARR by the total Prior Period ARR to arrive at the point-in-time dollar-based net retention rate. Braze then calculates the weighted average point-in-time dollar-based net retention rates as of the last day of each month in the current trailing 12-month period to arrive at the dollar-based net retention rate.

Remaining Performance Obligations: The transaction price allocated to remaining performance obligations represents amounts under non-cancelable contracts expected to be recognized as revenue in future periods, and may be influenced by several factors, including seasonality, the timing of renewals, the timing of service delivery and contract terms. Unbilled portions of the remaining performance obligation are subject to future economic risks including bankruptcies, regulatory changes and other market factors.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Braze’s financial outlook for the second quarter of and the full fiscal year ended January 31, 2026 and the anticipated benefits from the acquisition of OfferFit, Inc. by Braze. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “hope,” “intend,” “may,” might,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will” and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on Braze’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Braze’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: (1) the extent to which Braze achieves anticipated financial targets; (2) the impact of management and organizational changes on OfferFit’s business; (3) the impact on OfferFit employees and Braze’s ability to retain key personnel; (4) the effectiveness in integrating the OfferFit platform and operations with our business; (5) Braze’s ability to realize its broader strategic and operating objectives; (6) unstable market and economic conditions may have serious adverse consequences on Braze’s business, financial condition and share price; (7) Braze’s recent rapid revenue growth may not be indicative of its future revenue growth; (8) Braze’s history of operating losses; (9) Braze’s limited operating history at its current scale; (10) Braze’s ability to successfully manage its growth; (11) the accuracy of estimates of market opportunity and forecasts of market growth and the impact of global and domestic socioeconomic events on Braze’s business; (12) Braze’s ability and the ability of its platform to adapt and respond to changing customer or consumer needs, requirements or preferences; (13) Braze’s ability to attract new customers and renew existing customers; (14) the competitive markets in which Braze participates and the intense competition that it faces; (15) Braze’s ability to adapt and respond effectively to rapidly changing technology, evolving cybersecurity and data privacy risks, evolving industry standards or changing regulations; and (16) Braze’s reliance on third-party providers of cloud-based infrastructure; as well as other risks and uncertainties discussed in the “Risk Factors” section of Braze’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 31, 2025 and other subsequent filings Braze makes with the SEC from time to time, including Braze’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2025 that will be filed with the SEC. The forward-looking statements included in this press release represent Braze’s views only as of the date of this press release and Braze assumes no obligation, and does not intend to update these forward-looking statements, except as required by law.

About Braze

Braze is the leading customer engagement platform that empowers brands to Be Absolutely Engaging.™ Braze allows any marketer to collect and take action on any amount of data from any source, so they can creatively engage with customers in real time, across channels from one platform. From cross-channel messaging and journey orchestration to Al-powered experimentation and optimization, Braze enables companies to build and maintain absolutely engaging relationships with their customers that foster growth and loyalty. The company has been recognized as a 2024 U.S. News & World Report Best Companies to Work For, 2024 Best Small & Medium Workplaces in Europe by Great Place to Work®, 2024 Fortune Best Workplaces for Women™ by Great Place to Work® and was named a Leader by Gartner® in the 2024 Magic Quadrant™ for Multichannel Marketing Hubs and a Strong Performer in The Forrester Wave™: Email Marketing Service Providers, Q3 2024. Braze is headquartered in New York with 15 offices across AMER, LATAM, EMEA, and APAC. Learn more at braze.com.

Braze uses its Investor website at investors.braze.com as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor its investor relations website in addition to following its press releases, blog posts on its website (braze.com), SEC filings and public conference calls and webcasts.

Selected Financial Data

BRAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended April 30,
	2025	2024

Revenue	$162,059	$135,459
Cost of revenue (1)(2)	50,857	44,548
Gross Profit	111,202	90,911

Operating expenses:
Sales and marketing (1)(2)	74,127	69,827
Research and development (1)(2)	36,797	34,373
General and administrative (1)(2)(3)(4)(5)(6)	40,500	26,791
Total operating expenses	151,424	130,991
Loss from operations	(40,222)	(40,080)
Other income, net	5,652	5,171
Loss before provision for income taxes	(34,570)	(34,909)
Provision for income taxes	1,071	798
Net loss	(35,641)	(35,707)
Net income (loss) attributable to redeemable non-controlling interest	145	(66)
Net loss attributable to Braze, Inc.	$(35,786)	$(35,641)

Net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	$(0.34)	$(0.35)
Weighted-average shares used to compute net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	104,572	100,788

(1) Includes stock-based compensation as follows:

	Three Months Ended April 30,
	2025	2024
Cost of revenue	$1,077	$964
Sales and marketing	10,011	9,445
Research and development	11,336	10,832
General and administrative	7,975	7,037
Total stock-based compensation expense	$30,399	$28,278

(2) Includes employer taxes related to stock-based compensation as follows:

	Three Months Ended April 30,
	2025	2024
Cost of revenue	$60	$68
Sales and marketing	413	541
Research and development	744	836
General and administrative	213	297
Total employer taxes related to stock-based compensation expense	$1,430	$1,742

(3) Includes 1% Pledge charitable donation expense as follows:

	Three Months Ended April 30,
	2025	2024
General and administrative	$1,109	$—

(4) Includes acquisition related expense as follows:

	Three Months Ended April 30,
	2025	2024
General and administrative	$10,020	$—

(5) Includes amortization of intangible assets acquired in the acquisition expense as follows:

	Three Months Ended April 30,
	2025	2024
General and administrative	$101	$218

(6) Includes adjustment to the fair value of the contingent consideration liability as follows:

	Three Months Ended April 30,
	2025	2024
General and administrative	$—	$(137)

BRAZE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except share and per share amounts)

	April 30, 2025	January 31, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$231,499	$83,062
Accounts receivable, net of allowance of $3,231 and $2,563 at April 30, 2025 and January 31, 2025, respectively	86,093	95,234
Marketable securities	307,795	430,457
Prepaid expenses and other current assets	33,752	35,273
Total current assets	659,139	644,026
Restricted cash, noncurrent	530	530
Property and equipment, net	38,803	38,550
Operating lease right-of-use assets	76,060	76,147
Deferred contract costs	79,320	76,766
Goodwill	28,448	28,448
Intangible assets, net	3,029	3,130
Other assets	3,805	3,401
TOTAL ASSETS	$889,134	$870,998
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,304	$2,150
Accrued expenses and other current liabilities	58,269	64,189
Deferred revenue	265,015	239,976
Operating lease liabilities, current	19,275	18,162
Total current liabilities	343,863	324,477
Operating lease liabilities, noncurrent	68,036	69,278
Other long-term liabilities	2,776	2,494
TOTAL LIABILITIES	414,675	396,249
COMMITMENTS AND CONTINGENCIES (Note 13)
Redeemable non-controlling interest (Note 4)	33	(112)
STOCKHOLDERS’ EQUITY
Class A common stock, $0.0001 par value; 2,000,000,000 and 2,000,000,000 shares authorized as of April 30, 2025 and January 31, 2025, respectively; 91,844,313 and 87,934,059 shares issued and outstanding as of April 30, 2025 and January 31, 2025, respectively	9	8
Class B common stock, $0.0001 par value; 110,000,000 and 110,000,000 shares authorized as of April 30, 2025 and January 31, 2025, respectively; 13,022,634 and 16,017,314 shares issued and outstanding as of April 30, 2025 and January 31, 2025, respectively	1	2
Additional paid-in capital	1,095,070	1,062,613
Accumulated other comprehensive income (loss)	1,968	(926)
Accumulated deficit	(622,622)	(586,836)
TOTAL STOCKHOLDERS’ EQUITY	474,426	474,861
TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS’ EQUITY	$889,134	$870,998

BRAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended April 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss (including amounts attributable to redeemable non-controlling interests)	$(35,641)	$(35,707)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	30,643	28,620
Amortization of deferred contract costs	9,421	8,313
Depreciation and amortization	2,606	2,126
Provision for credit losses	232	668
Value of common stock donated to charity	1,109	—
(Accretion) amortization of (discount) premium on marketable securities	(399)	(487)
Non-cash foreign exchange (gain) loss	227	(295)
Fair value adjustments to contingent consideration	—	(137)
Other	9	280
Changes in operating assets and liabilities:
Accounts receivable	9,108	9,876
Prepaid expenses and other current assets	3,147	(984)
Deferred contract costs	(11,870)	(10,730)
ROU assets and liabilities	(410)	1,522
Other assets	(403)	277
Accounts payable	(978)	(1,800)
Accrued expenses and other current liabilities	(7,203)	(7,351)
Deferred revenue	24,547	25,285
Other long-term liabilities	(1)	(81)
Net cash provided by operating activities	24,144	19,395
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(217)	(6,915)
Capitalized internal-use software costs	(1,055)	(1,039)
Purchases of marketable securities	(52,364)	(59,650)
Maturities of marketable securities	63,215	57,000
Return of principal on marketable securities	113,258	—
Net cash provided by/(used in) investing activities	122,837	(10,604)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of common stock options	605	1,035
Payments of deferred purchase consideration	—	(2,916)
Net cash provided by/(used in) financing activities	605	(1,881)
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	851	(337)
Net change in cash, cash equivalents, and restricted cash	148,437	6,573
Cash, cash equivalents, and restricted cash, beginning of period	83,592	72,131
Cash, cash equivalents, and restricted cash, end of period	$232,029	$78,704

BRAZE, INC.
U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS
(in thousands, except per share amounts)

The following tables reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure:

Reconciliation of GAAP to Non-GAAP Gross Margin	Three Months Ended April 30,
	2025	2024

Gross profit	$111,202	$90,911
Plus:
Stock-based compensation expense	1,077	964
Employer taxes related to stock-based compensation expense	60	68
Non-GAAP gross profit	$112,339	$91,943
GAAP gross margin	68.6%	67.1%
Non-GAAP gross margin	69.3%	67.9%

Reconciliation of GAAP to Non-GAAP Operating Expenses	Three Months Ended April 30,
	2025	2024

GAAP sales and marketing expense	$74,127	$69,827
Less:
Stock-based compensation expense	10,011	9,445
Employer taxes related to stock-based compensation expense	413	541
Non-GAAP sales and marketing expense	$63,703	$59,841

GAAP research and development expense	$36,797	$34,373
Less:
Stock-based compensation expense	11,336	10,832
Employer taxes related to stock-based compensation expense	744	836
Non-GAAP research and development expense	$24,717	$22,705

GAAP general and administrative expense	$40,500	$26,791
Less:
Stock-based compensation expense	7,975	7,037
Employer taxes related to stock-based compensation expense	213	297
1% Pledge charitable contribution expense	1,109	—
Acquisition related expense	10,020	—
Amortization of intangibles expense	101	218
Contingent consideration adjustment	—	(137)
Non-GAAP general and administrative expense	$21,082	$19,376

Reconciliation of GAAP to Non-GAAP Operating Income (Loss)	Three Months Ended April 30,
	2025	2024

Loss from operations	$(40,222)	$(40,080)
Plus:
Stock-based compensation expense	30,399	28,278
Employer taxes related to stock-based compensation expense	1,430	1,742
1% Pledge charitable contribution expense	1,109	—
Acquisition related expense	10,020	—
Amortization of intangibles expense	101	218
Contingent consideration adjustment	—	(137)
Non-GAAP income (loss) from operations	$2,837	$(9,979)
GAAP operating margin	(24.8)%	(29.6)%
Non-GAAP operating margin	1.8%	(7.4)%

Reconciliation of GAAP to Non-GAAP Net Income (Loss)	Three Months Ended April 30,
	2025	2024

Net loss attributable to Braze, Inc.	$(35,786)	$(35,641)
Plus:
Stock-based compensation expense	30,399	28,278
Employer taxes related to stock-based compensation expense	1,430	1,742
1% Pledge charitable contribution expense	1,109	—
Acquisition related expense	10,020	—
Amortization of intangibles expense	101	218
Contingent consideration adjustment	—	(137)
Non-GAAP net income (loss) attributable to Braze, Inc. (1)	$7,273	$(5,540)

Non-GAAP net income (loss) per share attributable to Braze, Inc. common stockholders, basic	$0.07	$(0.05)
Non-GAAP net income (loss) per share attributable to Braze, Inc. common stockholders, diluted	$0.07	$(0.05)
Weighted-average shares used to compute net income (loss) per share attributable to Braze, Inc. common stockholders, basic	104,572	100,788
Weighted-average shares used to compute net income (loss) per share attributable to Braze, Inc. common stockholders, diluted	107,977	100,788

(1) Assumes no non-GAAP tax expenses associated with the non-GAAP adjustment due to the Company’s historical non-GAAP net loss position and available deferred tax assets sufficient to offset such non-GAAP tax expense.

Reconciliation of GAAP Cash Flow from Operating Activities to Non-GAAP Free Cash Flow	Three Months Ended April 30,
	2025	2024

Net cash provided by operating activities	$24,144	$19,395
Less:
Purchases of property and equipment	(217)	(6,915)
Capitalized internal-use software costs	(1,055)	(1,039)
Non-GAAP free cash flow	$22,872	$11,441

Contact Information

Investors:
Christopher Ferris
IR@braze.com
(609) 964-0585

Media:
Katelyn Bryant
Press@braze.com

Source: Braze, Inc.

Braze is a registered trademark of Braze, Inc.
All product and company names herein may be trademarks of their registered owners.